PROPOSED
                             CONSULTING & MARKETING
                                AGREEMENT BETWEEN
                                   Chris Soule
                                       AND
                                     GATEWAY


     THIS CONSULITNG AND MARKETING AGREEMENT (this "AGREEMENT") is between Chris Soule (the "CONSULTANT") and The Right Solution Gateway dba Gateway Distributors Ltd (the "COMPANY"). Each of the Consultant and the Company are also referred to in this agreement as the "PARTIES".

     WHERAS, the Company intends to develop a market for the Company's products and services offered from time to time by the Company ( the "PRODUCTS AND SERVICES") for potential customers of the Products and Services who are racing enthusiasts; and

     WHEREAS, the Consultant is a professional with name recognition in the Skeleton racing industry; and

     WHEREAS, the Company desires to utilize the services of the Consultant to promote and develop a market for the Company's Products and Services; and

     NOW THEREFORE, in consideration of the premises and mutual covenants set forth in the Agreement, the parties hereby agree as follows:

     1.     SCOPE OF SERVICES:  The Company hereby retains the Consultant to
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promote the Products and Company.  The Consultant agrees to use his best efforts during the term of this Agreement to market and promote the Company and its Products.

     2.     TERM:  This Agreement shall become effective as of the date set
            ----
forth on the signature page of this Agreement, and shall continue for a period of one (1) year (the "TERM"). Notwithstanding the foregoing, the Company or the Consultant shall be entitled to terminate this Agreement for "cause" upon 30 days' written notice shall be effective upon mailing by first class mail accompanied by facsimile transmission to the Consultant at the address and telecopier number last provided by the Consultant to the Company, "CAUSE" shall be determined solely as the violation of any rule or regulation of any regulatory agency, and other neglect, act or omission detrimental to the conduct of Company or the Consultant's business, material breach of this Agreement or any unauthorized disclosure of any of the secrets of confidential information of Company, and dishonesty related to independent contractor status.

3.        CONSULTANT MARKETING:
          ---------------------
          Chris Soule is a World-Class Skeleton competitor. Soule has been participating since 1993. Chris is the 2003 World Cup Champion and three-time U.S. National Champion placing second in the World in 2005, 2002 and 2000. He will be competing in the 2005-2006 Skeleton season with the prospect of competing in the 2006 Olympics.

4.        CO-SPONSORS:   Soule has additional sponsors and must comply with all
          -----------
          the rules pertaining to Skeleton Competition and endorsements of other sponsors.

5.        SPONSORSHIP:  GATEWAY, will issue to Chris Soule stock pursuant to Reg
          -----------
          S-8 of the securities act, in exchange for Soule's marketing of the company and putting the company's logos on his equipment. Soule will promote the Company's product line to include live endorsements of the products. In consideration for the services to be provided by the consultant to the Company under the terms of this Agreement, the Company agrees to grant to the Consultant $35,000 of S-8 stock based on market value at the time of issuance.

6.        CONFIDENTIALITY:  The Consultant covenants that all information
          ---------------
concerning the Company, including proprietary information, which it obtains as a result of the services rendered pursuant to this Agreement shall be kept confidential and shall not be used by the Consultant except for the direct benefit of the Company nor shall the confidential information be disclosed by the Consultant to any third party without the prior written approval of the Company, provided, however, that the Consultant shall not be obligated to treat as confidential, or return to the Company copies of any confidential information that (i) was publicly known at the time of disclosure to Consultant, (ii) becomes publicly known or available thereafter other than by any means in violation of this Agreement or any other duty owed to the Company by the Consultant, or (iii) is lawfully disclosed to the Consultant by a third party.

7.        INDEPENDENT CONTRACTOR:  The Consultant and the Company hereby
          ----------------------
     acknowledge that the Consultant is an independent contractor. The Consultant agrees not to hold himself out as, nor shall he take any action from which others might reasonably infer that the Consultant is a partner or agent of, or a joint venturer with the Company. In addition, the Consultant shall take no action, which, to the knowledge of the Consultant, binds, or purports to bind, the Company to any contract or agreement.

8.        MISCELLANEOUS:
          -------------

          (a)  GOVERNING  LAW:  This  Agreement  shall  be  construed  under the
             --------------
     internal laws of the State of Nevada, and the Parties agree that the exclusive jurisdiction for any litigation or arbitration arising from this Agreement shall be in Las Vegas, Nevada.

          (b)  SEVERABILITY:  If  one  or  more provisions of this Agreement are
             ------------
     held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were excluded and shall be enforceable in accordance with its terms.

IN WITNES WHEREOF, the Parties hereto have executed or caused this Agreement to be executed as of the date set forth below.

CONSULTANT


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Date:
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Address for Notices:


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COMPANY:


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By:
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Name:
Title:

Date:
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